SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) September 28, 2000
                                  ------------------




                         HUGHES ELECTRONICS CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE               0-26035                 52-1106564
----------------------------   -----------------------    -------------------
(State or other jurisdiction        (Commission            (I.R.S. Employer
 of incorporation or organization)   File Number)         Identification No.)




                          200 North Sepulveda Boulevard
                          El Segundo, California 90245
                         -------------------------------
                                 (310) 662-9688
                                ----------------
               (Address, including zip code, and telephone number,
        including area code, of registrants' principal executive office)























                                      - 1 -
ITEM 5. OTHER EVENTS

      On September 28, 2000, Hughes' 81% owned subsidiary, PanAmSat, released the following press release regarding the operation of its Galaxy VIII-i satellite:

                  PANAMSAT'S SATELLITE DEPLOYMENT PLAN ASSURES
                  CONTINUOUS SERVICE FOR GALAXY VIII-i CUSTOMER
  Galaxy VIII-i Is Operating Normally After Propulsion System Difficulties; GLA Will Use Galaxy IIIC, Which Is Already Under Construction For Launch Next Year;
   Agreement in Principle Reached With GLA To Build Galaxy VIII-iR Replacement
                                    Satellite

GREENWICH, Conn., September 28, 2000 - PanAmSat Corporation (NASDAQ: SPOT) announced today that the Galaxy VIII-i satellite has recently experienced difficulties with its primary propulsion system that are expected to shorten its projected operational life. The company's ongoing satellite deployment plan, however, is expected to assure continuous service for the Galaxy VIII-i customer because Galaxy IIIC is already under construction and scheduled for launch next year, a full year before the projected end of operational life for Galaxy VIII-i.

In addition, PanAmSat has reached an agreement in principle with Galaxy Latin America (GLA), the Galaxy VIII-i customer, to build the Galaxy VIII-iR replacement satellite to assure against a Galaxy IIIC launch failure and provide for a more robust in-orbit back-up configuration. This agreement is subject to approval by the boards of directors of PanAmSat and GLA.

Galaxy VIII-i recently experienced difficulties with its xenon ion propulsion system (XIPS), an electric propulsion system that is used to maintain the spacecraft's proper orbit and attitude. The satellite is operating normally on its backup chemical propulsion system. PanAmSat and the manufacturer are continuing to investigate the causes of the difficulty and possible solutions. Without the use of XIPS, the spacecraft is expected to reach its end-of-life in late 2002.

Galaxy IIIC is under construction and expected to be launched into the same orbital location as Galaxy VIII-i during the second quarter of 2001. At that time, GLA will transition to Galaxy IIIC as its primary transmission platform, which will not require re-pointing of any consumer dishes. Galaxy VIII-i will continue to be used for some additional services.

"As the world's largest commercial satellite operator, we have the capability to offer unparalleled backup and redundancy for our customers. As part of our ongoing satellite expansion effort, we are already building Galaxy IIIC in order to assure seamless, long-term service for GLA," said R. Douglas Kahn, PanAmSat's president and chief executive officer.

PanAmSat operates five other HS 601 HP spacecraft that contain XIPS and one HS 702 spacecraft that uses the XIPS propulsion system. By mid-2001, PanAmSat plans to launch one additional HS 601 HP spacecraft, and two HS 702 spacecraft, all of which use a XIPS propulsion system. The HS 702s use a different XIPS system. Based on the information furnished to PanAmSat by Hughes Space & Communications Company, the manufacturer of the XIPS-equipped satellite, and PanAmSat's experience with XIPS, PanAmSat believes that this difficulty on Galaxy VIII-i is an incident that will not affect the performance of XIPS on those other spacecraft.

PanAmSat expects that the reduced in-orbit life of Galaxy VIII-i will not have a material impact on the company's projected revenues through 2002. PanAmSat intends to accelerate depreciation of the spacecraft to reflect its revised operational life, resulting in an increase in its projected depreciation expense beginning in the fourth quarter of 2000 of approximately $15 million per quarter, which may not be offset by insurance proceeds. It is anticipated that the reduced life will result in a reduction of backlog in the ten-year period after 2002 of approximately $350 million, which would be more than offset by the potential addition to backlog from the Galaxy VIII-iR satellite.

                                      - 2 -

If the replacement satellite is launched to serve GLA's additional capacity needs, the resulting backlog would more than offset the loss of backlog on Galaxy VIII-i.

Until the successful launch and in service placement of Galaxy IIIC, GLA also has backup rights to preemptible transponders on Galaxy IIIR. However, given the capacity that continues to be available on Galaxy VIII-i, the new capacity on the Galaxy IIIC satellite to be made available in 2001, and the agreement in principle to provide capacity on the additional replacement satellite, PanAmSat considers it highly unlikely that this situation will occur.

Galaxy VIII-i, an HS 601 HP satellite built by Hughes Space and Communications, was launched in December 1997 and provides Ku-band coverage of Latin America. Galaxy IIIC is a Hughes-built HS 702 spacecraft that will provide C-band and Ku-band coverage of the Americas upon its launch during the second quarter of 2001.

PanAmSat is a leading provider of global video and data broadcasting services via satellite. The company builds, owns and operates networks that deliver entertainment and information to cable television systems, TV broadcast affiliates, direct-to-home TV operators, Internet service providers, telecommunications companies and corporations. With 21 spacecraft in orbit today, PanAmSat has the world's largest commercial geostationary satellite network. The company will expand its global fleet to 24 spacecraft by late 2001. For more information about PanAmSat, visit the company's web site at http://www.panamsat.com.


NOTE: The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements so long as such information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. When used in this press release, the words "estimate," "plan," "project," "anticipate," "expect," "intend," "outlook," "believe," and other similar expressions are intended to identify forward-looking statements and information. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties, which are more specifically set forth in the company's annual report on Form 10-K for the year ended December 31, 1999 on file with the Securities and Exchange Commission. These risks and uncertainties include but are not limited to (i) risks associated with technology (including without limitation, delayed launches, launch failures and in-orbit failures), (ii) regulatory risks, including the ability to obtain export licenses, (iii) risks of uninsured loss, (iv) risks associated with the Company's new Internet initiatives, and (v) litigation. PanAmSat cautions that the foregoing list of important factors is not exclusive. Further, PanAmSat operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company's control.


                                   * * * * * *


                                    SIGNATURE


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          HUGHES ELECTRONICS CORPORATION
                                          ------------------------------
                                                  (Registrant)



                                       By
Date October 2, 2000                   /s/Roxanne S. Austin
     ------------------                -----------------------------------
                                       (Roxanne S. Austin,
                                        Chief Financial Officer)



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